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                                                                    EXHIBIT 10.2

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------


     Amendment dated this 22nd day of August, 1997 to the Amended and Restated Agreement made as of the 5th day of June 1992 by and among Filene's Basement Corp., a Massachusetts corporation ("FBC"), Filene's Basement, Inc., a Massachusetts corporation ("FBI"; each of FBC and FBI are sometimes referred to herein as the "Employer" or the "Company"), and Mone Anathan, III (the "Executive").

                                    Recitals
                                    --------

     WHEREAS, the Executive and the Employer entered into the Amended and Restated Agreement referenced above (the "Employment Agreement"), pursuant to which the Executive served as President and Chief Operating Officer of the Company, and

     WHEREAS, the executive and the Employer desire to amend the Employment Agreement so as to continue the Executive's employment on a less than full-time basis and in a different capacity,

     NOW THEREFORE, the parties hereto agree as follows:

     1. SECTION 1 is hereby deleted and the following inserted in lieu thereof:

"1. EMPLOYMENT. The Employer shall employ the Executive and the Executive shall perform services for and continue in the employment of the Employer for the period (the "Employment Period") commencing on September 1, 1997 and ending August 31, 2000 (the "Expiration Date"), unless such employment shall have been sooner terminated as hereinafter set forth."

     2. SECTION 2 is hereby deleted and the following inserted in lieu thereof:

"POSITION AND DUTIES" The Executive shall serve as Vice Chairman of the Board of Directors and Chairman of the Executive Committee of FBC and FBI. In such positions, the Executive shall assist and advise the chief Executive Officer and the Board of Directors with respect to acquisitions, divestitures, new concept developments, real estate policies and short-term and long-term strategies and shall be accountable to, and shall have such other powers, duties and responsibilities, consistent with his positions, as may from time to time be prescribed by the Board of Directors of the Company. The Executive shall perform and discharge, faithfully, diligently and to the best of his ability, such duties and responsibilities. The Executive shall not be a full-time employee of the Company, but shall during each year of the Employment Period devote up to the following percentage of his working time and efforts to the business

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and affairs of the Company:

                       Annual Period                   Percentage
                       -------------                   ----------

September 1, 1997 through  August 31, 1998 ("Year")        75%
September 1, 1998 through  August 31, 1999 ("Year")        50%
September 1, 1999 through  August 31, 2000 ("Year")        50%

Notwithstanding the foregoing, nothing herein contained shall be deemed to prevent or limit the right of the Executive (a) to make, without prior approval of the Board of Directors of the Company, any investments in any company or business, PROVIDED, HOWEVER, that no investment may be made, without prior approval of the Board of Directors, in any competitor of the Company unless such investment (i) is a passive investment and does not exceed 3% of the outstanding capital stock of such competitor corporation (or interests of another competitor entity), or (ii) such stock (or interests) does not exceed $1,000,000, whichever is less, and in connection with which investments in such competitor the Executive is not obligated or required to, and shall not in fact, devote any managerial efforts or (b) to serve as a director (or in a similar capacity) of any business entity or participate in charitable or community activities or in trade or professional organizations, except that the Board of Directors of the Company shall have the right to prohibit the Executive from serving as a director of any competitor business entity and shall have the right to limit such participation whenever the Board shall reasonably believe that the time spent on such activities infringes upon the time required by the Executive for the performance of his duties under this Employment Agreement.

     3. SUBSECTIONS (a) AND (b) OF SECTION 3 are hereby deleted and the following inserted in lieu thereof:

"(a) SALARY. During Year 1 of the Employment Period, the Executive shall receive an annual salary ("Salary") equal to 75% of the annual salary payable to the Chief Executive Officer of the Company ("CEO's Annual Salary") for that year and during each of Year 2 and Year 3, the Executive shall receive a Salary equal to 50% of the CEO's Annual Salary for each of such years, payable monthly in advance. Except as otherwise provided in this Employment Agreement, the Salary shall be pro-rated for any period of service less than a full year.

(b) INCENTIVE BONUS. In accordance with the Company's long-term and annual bonus programs, the Executive shall receive for Year 1 bonuses equal to 75% of the bonuses payable to the Chief Executive Officer of the Company ("CEO's Bonuses") for that year, and for each of Year 2 and Year 3 bonuses equal to 50% of the CEO's Bonuses for each of such years.


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     4. SUBSECTION (c) OF SECTION 5 is hereby amended by deleting the words "on a full-time basis" and inserting in lieu thereof the following: "on a part-time basis as provided in Section 2 of this Agreement."

     5. SUBSECTION (e)(i)(a)(II) OF SECTION 5 is hereby amended by deleting the second and third paragraphs of subclause II and inserting in lieu thereof the following:

     "The amount of the Annualized Bonus shall be the product of (x) the amount of the annual bonus paid in respect of the last year for which an annual bonus was paid ("Last Bonus Year Amount") preceding the year in which the Termination Date occurs (or 75% of the Last Bonus Year Amount if the Termination Date occurs in Year 1 or 50% of the Last Bonus Year Amount if the Termination Date occurs in Year 2 or Year 3) and (y) a fraction, the numerator of which is the number of months in the year in which the Termination Date occurs that have elapsed prior to the Termination Date (counting partial months as full months) and the denominator of which is twelve."

     6. SUBSECTION (e)(i)(b)(I) OF SECTION 5 is hereby amended by deleting the first paragraph of subclause I and inserting in lieu thereof the following:

     "(I) SALARY AND ANNUAL BONUS. An amount equal to the sum of (x) the Executive's Termination Salary (as defined below), multiplied by a fraction, the numerator of which is the number of months (counting partial months as full months) from the Termination Date through the Expiration Date and the denominator of which is twelve, and (y) his Annualized Bonus."

     7. SUBSECTION (e) OF SECTION 5 is hereby amended by inserting at the end of subsection (e) after clause (iii) thereof two new paragraphs, as follows:

     "In addition, after termination of the Executive's employment (x) prior to the Expiration Date by reason of termination (i) by the Company other than for cause, (ii) because of his incapacity as set forth in subsection (c) of this
Section 5, or (iii) by the Executive for Good Reason, or (y) because of the occurrence of the Expiration Date, whichever occurs earlier, the Company shall provide the Executive with the following termination benefits commencing immediately after the Termination Date:

(A) An office at the Company's facilities and secretarial assistance until the earlier of the date the Executive reaches age 65 (or such later date as the Company and the Executive determine);

(B) Discounts equivalent to the customary discounts provided for principal executive officers of the Company for purchases made by the Executive at the


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Company's retail stores for the remainder of the Executive's life;

(C) Life insurance coverage of $1,000,000 on the life of the Executive under the Company's contributory life insurance program, at the Company's expense, for the remainder of the Executive's life;

(D) Health insurance benefits for the remainder of the Executive's life, at the Company's expense, reasonably equivalent to the health insurance benefits required to be provided during the Employment Period pursuant to Section 3(d)(vi) of this Employment Agreement; and

(E) In measuring the Executive's compensation for purposes of determining his supplemental retirement benefits under the Company's supplemental executive retirement plan ("SERP"), the Company shall include as credited service the employment of the Executive pursuant to this Amendment during the Employment Period and shall base such benefits on the five years of highest compensation (rather than the five consecutive years of highest compensation) during the ten years prior to the Termination Date, and the Company shall cause the SERP to be so amended to reflect the foregoing.

     "Notwithstanding anything herein to the contrary, in the event that, after termination of his employment for any of the reasons set forth in the preceding paragraph, the Executive is employed by any other employer or employers ("Subsequent Employers") which provide life insurance coverage and/or health insurance benefits to the Executive as an employee, the benefits and/or the amounts payable pursuant to subparagraphs (C) and (D) of the preceding paragraph shall be reduced by the life insurance benefits and health insurance benefits, as the case may be, which are provided by such Subsequent Employers and only so long as they are so provided; except that nothing herein shall require the Executive to seek other employment or mitigation as set forth in Section 8 of this Employment Agreement."

     8. SECTION 6 is hereby amended by adding a new sentence at the end of
Section 6, as follows:

"Notwithstanding anything herein to the contrary, the Company shall cause all of Executive's stock options to vest and become exercisable in full on September 22, 1999."

     9. In the event that a Change of Control (as defined in the "Change in Control" described in Section 10 of this Employment Agreement) occurs at any time prior to September 1, 2000, for purposes of determining payments to be made pursuant to Section 1(a) of the Change in Control Agreement, the Executive's "base salary" and the Executive's "Average Salary" shall be equal to the base salary and Average Salary of

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the Chief Executive Officer of the Company, rather than the salary payable to the Executive as a part-time employee pursuant to Section 3(a) of this Employment Agreement.

     10. Section 11 is hereby deleted and the following inserted in lieu thereof:

      "11.       NOTICES.  All notices and other
                 communications hereunder shall be in
                 writing and shall be deemed given when
                 delivered personally or three days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)  if to either FBC or FBI:

                      Filene's Basement Corp.
                      40 Walnut Street
                      Wellesley, MA  02181

                      Attention:  Vice President and General Counsel

                      with copies to:

                      Hale and Dorr LLP
                      60 State Street
                      Boston, MA  02109

                      Attention: Paul P. Brountas

                 (b)  if to the Executive,

                      39 Linden Square
                      Wellesley, MA  02181

                      with copies to:

                      Goodwin, Procter & Hoar
                      Exchange Place
                      Boston, MA 02109-2887

                      Attention:  Richard E. Floor, Esq.
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     11. Except as specifically amended in this Amendment, the Employment
Agreement and the Change in Control Agreement shall continue to remain in full force and effect and are hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of this date first above written.


                                      FILENE'S BASEMENT CORP.



                                      By: /s/ Samuel J. Gerson
                                          -------------------------------
                                          Title:  Chief Executive Officer



                                      FILENE'S BASEMENT, INC.


                                      By: /s/ Samuel J. Gerson
                                          -------------------------------
                                          Title:  Chief Executive Officer



                                      MONE ANATHAN, III



                                      /s/ Mone Anathan, III
                                      -----------------------------------